UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nieuwezijds Voorburgwal 104 1012 SG Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Maria Miller, Leticia Navarro and Mahmood Khimji as Interim Non-Executive Directors

On March 25, 2021, Playa Hotels & Resorts N.V. (the “Company”) appointed each of Maria Miller, Leticia Navarro and Mahmood Khimji to serve as an interim non-executive director of the Company’s Board of Directors (the “Board”) for terms lasting until the Company’s 2021 annual general meeting of stockholders.

Ms. Miller, 64, is a marketing executive with over 30 years of experience in innovative marketing and digital communications which includes the consumer products, financial services, e-commerce, travel, cruise and hospitality industries. From 2017-2019, she served as Chief Marketing Officer for Bahamas Paradise Cruise Line. Prior to that, she was Senior Vice President - Chief Marketing Officer for Norwegian Cruise Line from 2009 to 2015. She also serves on the Board of Directors of Gannett Co., Inc. Ms. Miller will serve on the Nominating and Governance Committee of the Board.

Ms. Navarro, 67, is an entrepreneur who formerly served as the Secretary of Tourism of Mexico. She has extensive business experience, including as the former CEO and International VP of DHL Express Mexico and worldwide CEO of Jafra Cosmetics, then a subsidiary of The Gillette Co. She currently serves as a member of the Advisory Board of Alta Growth Capital, a Mexican private equity fund, is a board member for several private companies, and is actively involved with non-governmental organizations and institutes in Mexico and abroad related to education. Ms. Navarro will serve on the Audit Committee of the Board.

There were no arrangements or understandings between either Ms. Miller or Ms. Navarro and any other persons pursuant to which Ms. Miller or Ms. Navarro were selected as interim non-executive directors.

Mr. Khimji, 60, is a founding Principal of Highgate, a leading real estate investment and hospitality management company, and has been involved in all aspects of Highgate’s development since its founding in 1988. Prior to founding Highgate, Mr. Khimji practiced law at Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Khimji is on the Board of Directors of Sagicor Financial Corporation Limited (“Sagicor”) and American Hotel Income Properties. Mr. Khimji also serves on the National Committee of Aga Khan Foundation USA, on the boards of Aga Khan Museum, the Asia Society, and Trinity School, and on the Board of Visitors for Columbia Law School. Mr. Khimji will serve on the Audit Committee of the Board.

Mr. Khimji was designated to the Board by affiliates of Sagicor, pursuant to the Shareholder Agreement, dated as of May 31, 2018, between the Company and such affiliates of Sagicor (the “Shareholder Agreement”).

None of Ms. Miller, Ms. Navarro or Mr. Khimji have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Resignation of Christopher Zacca

Mr. Khimji replaces Christopher Zacca as a Board designee of Sagicor under the Shareholder Agreement. Mr. Zacca submitted his resignation from the Board on March 25, 2021, effective the same day. There were no disagreements between Mr. Zacca and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: March 25, 2021	By:	/s/ Tracy M.J. Colden
Tracy M.J. Colden
EVP & General Counsel